                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

   EL PASO NATURAL GAS COMPANY, doing business as El Paso Energy Corporation
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[EL PASO ENERGY LOGO]

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of El Paso Natural Gas Company, doing business as El Paso Energy Corporation (the "Company"), which will be held on Tuesday, April 22, 1997, at 10:00 a.m. (central daylight savings time), at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be transacted at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. You can help the Company avoid the necessity and expense of sending follow-up letters to ensure a quorum is represented by promptly returning the enclosed proxy card in the accompanying envelope.

                                                        Sincerely,

                                                    /s/ WILLIAM A. WISE
                                                      WILLIAM A. WISE
                                                   Chairman of the Board
                                                and Chief Executive Officer

Houston, Texas
March 14, 1997

                          EL PASO NATURAL GAS COMPANY
                                 1001 LOUISIANA
                              HOUSTON, TEXAS 77002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 22, 1997

     The Annual Meeting of Stockholders of El Paso Natural Gas Company, doing business as El Paso Energy Corporation (the "Company"), will be held on Tuesday, April 22, 1997, at 10:00 a.m. (central daylight savings time), at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas, for the following purposes:

     1. To elect eight Directors, each to hold office for a term of one year;

     2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent certified public accountants to audit the Company's financial statements for the fiscal year ending December 31, 1997; and

     3. To transact any other business which may be properly brought before the Annual Meeting.

     Only stockholders of record at the close of business on February 24, 1997, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                            By Order of the Board of Directors

                                                    /s/ STACY J. JAMES
                                                      STACY J. JAMES
                                                    Corporate Secretary

Houston, Texas
March 14, 1997

                          EL PASO NATURAL GAS COMPANY
                                 1001 LOUISIANA
                              HOUSTON, TEXAS 77002

                                PROXY STATEMENT

                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 22, 1997

     This Proxy Statement with the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about March 14, 1997. The proxy is solicited by the Board of Directors of El Paso Natural Gas Company, doing business as El Paso Energy Corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") on Tuesday, April 22, 1997. Shares of the Company's common stock, par value $3.00 per share (the "Common Stock"), represented by a properly executed proxy in the accompanying form, will be voted at the Annual Meeting. The proxy may be revoked at any time before its exercise by sending written notice of revocation to Ms. Stacy J. James, Corporate Secretary, El Paso Natural Gas Company, 1001 Louisiana, Houston, Texas 77002, by signing and delivering a subsequently dated proxy or by attending the Annual Meeting in person and giving notice of revocation to the Inspectors of Election.

     February 24, 1997, was the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date there were outstanding and entitled to vote 59,453,406 shares of Common Stock, which is the Company's only class of voting securities. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder during the ordinary business hours at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas.

     Each stockholder is entitled to one vote on each proposal for each share of Common Stock held as of the record date. Two Inspectors of Election, both from The First National Bank of Boston and appointed by the Board of Directors, shall have authority to receive, inspect, electronically tally and determine the validity of the proxies which are received. In accordance with the Company's By-laws, in determining the number of votes cast for or against a proposal, an abstention by a stockholder will be a vote of abstention with respect to the proposal voted upon and will not be treated as a vote "for" or "against" the proposal; however, an abstention and a broker non-vote will be included when determining whether a quorum is present. The Company's By-laws also provide that a non-vote by a broker will be treated as if the broker never voted, but a non-vote by a stockholder will be tallied as a vote "for" the management proposal.

            INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held nine meetings during the fiscal year ended December 31, 1996. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions, and all matters which would be considered by such committee are acted upon by the full Board of Directors. Each Director has attended at least 75% of the meetings of the Board of Directors and the committees on which he served during the fiscal year 1996, except for Mr. Eugenio Garza Laguera.

THE AUDIT COMMITTEE

     During fiscal year 1996, the Audit Committee held five meetings. The Audit Committee currently consists of Kenneth L. Smalley (Chairman), Eugenio Garza Laguera and Malcolm Wallop, each a non-employee Director. The Audit Committee makes a recommendation to the Board of Directors for a firm of independent certified public accountants to audit the Company's annual financial statements. In addition, the Audit Committee reviews with management and the Company's independent certified public accountants the Company's financial statements, the adequacy of the Company's internal accounting controls, and the Company's basic accounting and financial policies and practices.

THE COMPENSATION COMMITTEE

     During fiscal year 1996, the Compensation Committee held five meetings. The Compensation Committee currently consists of Ben F. Love (Chairman), Byron Allumbaugh and James F. Gibbons, each a non-employee Director. The Compensation Committee currently administers the Company's executive stock option plan, long-term incentive compensation plan, annual incentive compensation plan and other executive compensation plans. In addition, the Compensation Committee considers proposals with respect to the creation of and changes to executive compensation plans and reviews appropriate criteria for establishing performance targets and determining annual corporate and executive performance ratings. The policies and mission of the Compensation Committee are set forth in the "Compensation Committee Report on Executive Compensation," which begins on page 14 of this Proxy Statement.

DIRECTOR COMPENSATION

     Each member of the Company's Board of Directors is reimbursed for the usual and ordinary expenses of meeting attendance. Employee Directors receive no additional compensation for serving on the Board of Directors or committees thereof. Pursuant to the Company's 1995 Compensation Plan for Non-Employee Directors, non-employee Directors receive an annual retainer of $50,000, which may be paid in cash, deferred cash, deferred shares of Common Stock (plus a conversion premium) or a combination thereof. No additional fees are currently paid to non-employee Directors for serving on the Board of Directors or committees thereof.

     Each non-employee Director receives a stock option grant of 3,000 options under the Company's Stock Option Plan for Non-Employee Directors upon his initial election to the Board of Directors and an annual stock option grant of 1,000 options upon each re-election to the Board of Directors. Non-employee Directors are also eligible to participate in the Company's Retirement Income Plan for Non-Employee Directors (which provides for retirement benefits based upon the number of years of service as a Director).

     As part of its overall program to support charitable organizations, the Company has a Director Charitable Award Plan. The plan provides for the designation of up to four charitable organizations to receive a maximum of $1,000,000 in the aggregate upon the death of each Director participant. Pursuant to the plan, each Director of the Company is entitled to participate upon the completion of two consecutive years of service on the Board of Directors. Currently, all Directors other than Messrs. Flawn and Wallop are eligible to participate in the plan.

                                   PROPOSALS

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     In accordance with the By-laws of the Company, the Board of Directors has fixed at eight the number of Directors constituting the full Board. The Company proposes to elect eight Directors, each to hold office for a term of one year and until his successor has been duly elected and shall qualify. With the exception of broker non-votes and unless otherwise instructed by stockholders, the persons named on the enclosed proxy card will vote the shares of Common Stock represented by such proxy for the election of the eight nominees named in this Proxy Statement. However, if any of the named nominees should be unavailable for election, the Board of Directors may substitute nominees, in which event the shares of Common Stock represented by proxy will be voted for such substitute nominees unless an instruction to the contrary is contained on the proxy card. No circumstances are presently known which would render any nominee named herein unavailable to serve as a member of the Board of Directors. Pursuant to the Company's By-laws, the election of each Director requires an affirmative vote of a plurality of the shares of the Company's Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal. Holders of Common Stock may not cumulate their votes for the election of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

     Each of the following nominees is currently a Director of the Company:

                 NAME, PRINCIPAL OCCUPATION                   SERVED AS
               AND SELECTED OTHER INFORMATION                 DIRECTOR
              CONCERNING NOMINEES FOR DIRECTOR                  SINCE
              --------------------------------                ---------
BYRON ALLUMBAUGH                                                1992
Retired.
Age -- 65
Member -- Compensation Committee
Mr. Allumbaugh has been retired since February 1, 1997. From February
1996 to February 1997, Mr. Allumbaugh was Chairman of the Board of
Ralphs Grocery Company. He served as Chief Executive Officer of Ralphs
Grocery Company from June 1995 until February 1996. From 1976 to 1995,
Mr. Allumbaugh served as Chairman of the Board and Chief Executive
Officer of Ralphs Grocery Company. Mr. Allumbaugh is a member of the
Board of Directors of H. F. Ahmanson & Company, CKE Restaurants, Inc.
and Ultramar Diamond Shamrock Inc.

PETER T. FLAWN, PH.D.                                           1997
Retired.
Age -- 71
Dr. Flawn has been retired since 1985. For more than five years prior to that date, Dr. Flawn was President of The University of Texas at
Austin and currently holds the title of President Emeritus. He is a member of the Board of Directors of Harte-Hanks Communications, Inc.,
Input/Output, Inc. and Tenneco Inc. Dr. Flawn also is currently a member of the Board of Directors of Global Marine, Inc. and National
Instruments Corp., but will not stand for reelection in 1997.

EUGENIO GARZA LAGUERA                                           1993
Chairman of the Board of Directors,
  Valores Industriales, S.A. ("VISA"),
  Monterrey, Mexico -- Mexican Holding Company
    principally involved in beer and
    soft drink bottling and distribution;
Chairman of the Board of Directors, Fomento Economico
  Mexicano,
  S.A. de C.V. ("FEMSA"),
  Monterrey, Mexico -- Beer and soft drink bottling and
  distribution;
Chairman of the Board of Directors,
  Grupo Financiero Bancomer, S.A. de C.V.,
  Mexico City, Mexico -- Mexican Financial Services
    Holding Company principally involved in commercial
  banking;
Chairman of the Board of Directors,
  BANCOMER,
  Mexico City, Mexico --
  Commercial Banking Institution;
Chairman of the Board of Regents,
  Instituto Tecnologico Y de
  Estudios Superiores de Monterrey, A.C.,
  Monterrey, Mexico -- Higher Education.
Age -- 73
Member -- Audit Committee
Mr. Garza Laguera has served as Chairman of the Board of Directors of
VISA and FEMSA and Chairman of the Board of Regents of Instituto
Tecnologico Y de Estudios Superiores de Monterrey, A.C. for more than five years. He has been Chairman of the Board of Directors of Grupo
Financiero Bancomer and BANCOMER since 1991.

                 NAME, PRINCIPAL OCCUPATION                   SERVED AS
               AND SELECTED OTHER INFORMATION                 DIRECTOR
              CONCERNING NOMINEES FOR DIRECTOR                  SINCE
              --------------------------------                ---------
JAMES F. GIBBONS, PH.D.                                         1994
Professor, Electrical Engineering,
Stanford University,
Stanford, California -- Higher Education.
Age -- 65
Member -- Compensation Committee
Dr. Gibbons has been on the faculty of Stanford University since 1957 and was Dean of the School of Engineering from September 1984 until
June 1996. He is now Professor of Electrical Engineering and special counsel to the President for Industry Relations at Stanford University.
He is a member of the Board of Directors of Amati Communications Corp.,
Centigram Communications Corp., Cisco Systems, Inc., Lockheed Martin,
Inc. and Raychem Inc. He currently serves as Chairman of the Board of
Amati Communications Corp.

BEN F. LOVE                                                     1992
Investor.
Age -- 71
Chairman -- Compensation Committee
Since December 1989, Mr. Love's principal occupation has been as shown above. For more than five years prior to that date, Mr. Love was
Chairman of the Board and Chief Executive Officer of Texas Commerce
Bancshares, Inc. He is a member of the Board of Directors of Burlington
Northern Santa Fe Corporation and Mitchell Energy & Development Corp.

KENNETH L. SMALLEY                                              1995
Retired.
Age -- 67
Chairman -- Audit Committee
Mr. Smalley has been retired since February 1992. For more than five years prior to that date, Mr. Smalley was a Senior Vice President of
Phillips Petroleum Company and President of Phillips 66 Natural Gas
Company, a Phillips Petroleum Company subsidiary.

MALCOLM WALLOP                                                  1995
President,
Frontiers of Freedom Foundation,
Arlington, Virginia -- Political Foundation.
Age -- 64
Member -- Audit Committee
Since January 1995, Mr. Wallop's principal occupation has been as shown above. For eighteen years prior to that date, Mr. Wallop was a member of the United States Senate. He is a member of the Board of Directors of Hubbell Inc.

                 NAME, PRINCIPAL OCCUPATION                   SERVED AS
               AND SELECTED OTHER INFORMATION                 DIRECTOR
              CONCERNING NOMINEES FOR DIRECTOR                  SINCE
              --------------------------------                ---------
WILLIAM A. WISE                                                 1984
Chairman of the Board and
  Chief Executive Officer,
El Paso Natural Gas Company,
  doing business as El Paso Energy Corporation
Houston, Texas -- Diversified Energy Company.
Age -- 51
Mr. Wise has been Chairman of the Board since January 1994 and Chief
Executive Officer (the "CEO") since January 1990. He was President of the Company from January 1990 until April 1996. He was President and
Chief Operating Officer of the Company from April 1989 to December
1989. From March 1987 until April 1989, Mr. Wise was an Executive Vice
President of the Company. From January 1984 to February 1987, he was a
Senior Vice President of the Company. He is a member of the Board of
Directors of Battle Mountain Gold Company.

            SECURITY OWNERSHIP OF A BENEFICIAL OWNER AND MANAGEMENT

     The following table sets forth certain information as of January 31, 1997, regarding the beneficial ownership of the Company's Common Stock by (i) each Director of the Company, (ii) each of the Company's named executives (as hereinafter defined), (iii) all Directors and executive officers of the Company as a group, and (iv) each person or entity known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock. No family relationship exists between any of the Directors and executive officers of the Company.

  TITLE OF                                       BENEFICIAL OWNERSHIP      STOCK                  PERCENT
   CLASS                                        (EXCLUDING OPTIONS)(1)   OPTIONS(3)     TOTAL     OF CLASS
  --------                  NAME                ----------------------   ----------   ---------   --------
Common Stock  Goldman, Sachs & Co. and The
              Goldman Sachs Group, L.P. 85
              Broad Street New York, NY
              10004............................       2,934,948                 0     2,934,948     5.21%
Common Stock  B. Allumbaugh....................           5,045             7,000        12,045     *
Common Stock  P. Flawn.........................           1,358             3,000         4,358     *
Common Stock  E. Garza Laguera.................               0             6,000         6,000     *
Common Stock  J. F. Gibbons....................           1,964             6,000         7,964     *
Common Stock  B.F. Love........................          11,000             4,000        15,000     *
Common Stock  K.L. Smalley.....................           6,928             5,000        11,928     *
Common Stock  M. Wallop........................               0             5,000         5,000     *
Common Stock  W.A. Wise........................         565,131(2)        482,592     1,047,723     1.86%
Common Stock  H.B. Austin......................          84,102           105,049       189,151     *
Common Stock  R.O. Baish.......................          90,309            78,733       169,042     *
Common Stock  J.W. Somerhalder II..............          69,480            71,066       140,546     *
Common Stock  B. White, Jr.....................          88,285            59,733       148,018     *
Common Stock  Directors and executive officers
              as a group (17 persons total,
              including those individuals
              listed above)....................       1,466,396           990,930     2,457,326     4.28%

---------------

 *  Less than 1%.

(1) Directors and executive officers have sole voting and investment power of the shares of Common Stock reflected in the table above, except that each of Messrs. Allumbaugh, Gibbons, Wise, Austin and White shares with one or more other individuals voting and investment power with respect to 2,169, 1,000, 2,000, 159 and 1,000 shares of Common Stock, respectively. Some shares of Common Stock reflected in this column for certain individuals are subject to restrictions. Goldman, Sachs & Co. and The Goldman Sachs Group, L.P. has shared voting and shared dispositive power over 2,934,948 shares of Common Stock.

(2) Mr. Wise's beneficial ownership excludes 200 shares of Common Stock owned by his children under the Uniform Gifts to Minors Act, of which Mr. Wise disclaims beneficial ownership.

(3) The Directors and executive officers have the right to acquire the shares of Common Stock reflected in this column within 60 days through the exercise of stock options and/or tandem stock appreciation rights ("SARs").

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation awarded to, earned by or paid to any person serving as the Company's CEO or acting in a similar capacity during the last completed fiscal year, and the Company's four other most highly compensated executive officers (collectively the "named executives") for services rendered to the Company and its subsidiaries in all capacities during each of the last three fiscal years. The table also identifies the principal capacity in which each of the named executives served the Company at the end of fiscal year 1996.

                         SUMMARY COMPENSATION TABLE(1)

                                         ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                -------------------------------------   --------------------------------------
                                                                                 AWARDS              PAYOUTS
                                                                        -------------------------   ----------
                                                                                                    LONG-TERM
                                                            OTHER                      SECURITIES   INCENTIVE
                                                            ANNUAL       RESTRICTED    UNDERLYING      PLAN       ALL OTHER
  NAME AND PRINCIPAL             SALARY       BONUS      COMPENSATION   STOCK AWARDS    OPTIONS      PAYOUTS     COMPENSATION
       POSITION          YEAR     ($)         ($)(3)       ($) (4)        ($) (5)         (#)        ($) (7)       ($) (8)
  ------------------     ----   --------    ----------   ------------   ------------   ----------   ----------   ------------
William A. Wise          1996   $     --(2) $1,275,000     $124,967      $3,537,481(6)  395,000     $ 740,000      $69,731
  Chairman,              1995   $535,417    $  412,500     $229,943      $  412,487      62,000            --      $93,457
  President & CEO        1994   $525,096    $  550,000     $126,025              --      83,000     $1,348,390     $42,008
  El Paso Energy
  Corporation
H. Brent Austin          1996   $228,125    $  450,000     $    178      $  149,987      60,000     $ 176,658      $22,855
  Executive Vice         1995   $213,750    $  168,750     $ 80,738      $  168,735      15,000            --      $24,059
  President and Chief    1994   $193,333    $  168,000     $  8,542              --      16,400     $ 264,819      $11,595
  Financial Officer
  El Paso Energy
  Corporation
Richard Owen Baish       1996   $228,125    $  450,000           --      $  149,987      60,000     $ 176,658      $29,826
  President              1995   $225,000    $  168,750     $ 76,999      $  168,735      15,000            --      $39,685
  El Paso Natural        1994   $201,667    $  180,000     $  1,883              --      16,400     $ 264,819      $16,133
  Gas Company
John W. Somerhalder II   1996   $206,458    $  450,000           --      $  149,987      60,000     $ 154,927      $19,664
  President              1995   $173,333    $  111,000     $ 76,999      $  110,973      15,000            --      $25,953
  Tennessee Gas
Pipeline                 1994   $171,667    $  148,000     $  9,273              --      16,400     $ 264,819      $13,733
  Company
Britton White, Jr.       1996   $203,125    $  412,500     $    223      $  137,472      60,000     $ 133,145      $20,550
  Executive Vice         1995   $185,417    $  120,000     $ 80,841      $  119,978      15,000            --      $25,405
  President &            1994   $183,333    $  160,000     $  7,608              --      16,400     $ 264,819      $11,000
  General Counsel
  El Paso Energy
  Corporation

---------------

(1) The Company did not have any executive officer terminate employment during fiscal year 1996 who would otherwise have been included as a named executive in this table.

(2) Mr. Wise's base salary was eliminated and replaced with long-term awards of stock options and restricted stock, the majority of which vest only after the expiration of specified time periods and only if certain performance targets are met within those periods. This change is consistent with Company-wide cost reduction initiatives and is intended to align Mr. Wise's compensation more directly with stockholder value.

(3) Pursuant to the Company's 1995 Incentive Compensation Plan, the named executives are required to receive a substantial part of their annual bonus in restricted Common Stock. The amounts reflected in this column for fiscal years 1996 and 1995 represent a combination of the market value of the restricted Common Stock and cash awarded under that plan. Dividends are paid directly to the holder of the restricted Common Stock during the four-year vesting schedule. In addition, amounts reflected for 1996 include an additional one-time cash bonus awarded under the Company's 1995 Incentive Compensation Plan in recognition of the extraordinary accomplishments and increases in stockholder value achieved during 1996. See the Compensation Committee Report on Executive Compensation beginning on page 14 of this Proxy Statement for a discussion of the specific accomplishments and other factors.

(4) The amount reflected for Mr. Wise in fiscal year 1996 includes $48,000 for a perquisite and benefit allowance and a one-time living allowance in the amount of $45,833 paid prior to the compensation changes discussed in Note 2 above. The amounts reflected in this column for fiscal year 1995 include a one-time automobile transfer to compensate the named executive for the termination of the Company-provided automobile program and an allowance compensating for the discontinuation of other perquisites and benefits previously provided. For fiscal year 1995 these amounts were $40,999 (representing termination of the automobile program) and $36,000 (representing termination of other executive perquisites and benefits) for Messrs. Austin, Baish, Somerhalder and White. For Mr. Wise, the value representing the termination of the automobile program was $105,000 in fiscal year 1995. The amount reflected for Mr. Wise in fiscal year 1994 includes $46,102 in value attributed to the use of the Company's aircraft (which was based on the thirteen-month period of December 1993 through December 1994 due to a change in the period the Company uses to report aircraft usage -- all other amounts for all fiscal years reflected are based upon 12-month fiscal years). The aggregate value of the perquisites and other personal benefits received by the other named executives in fiscal years 1996 and 1994 have not been reflected, because the amount was below the Securities and Exchange Commission's (the "SEC") required reporting threshold.

(5) The Company's 1995 Incentive Compensation Plan provides for and encourages participants to elect to take the cash portion of their annual bonus award in shares of restricted Common Stock. The amounts reflected in this column include the market value of restricted Common Stock, subject to a four-year vesting schedule, received by each of the named executives pursuant to such election. In addition, a grant of restricted Common Stock was made in January and June 1996. The total shares of restricted Common Stock held on December 31, 1996 by Messrs. Wise, Austin, Baish, Somerhalder and White was 476,294, 70,756, 70,756, 67,074 and 67,648, respectively. The aggregate dollar value on December 31, 1996, of all shares of restricted Common Stock held by Messrs. Wise, Austin, Baish, Somerhalder and White was $24,052,847, $3,573,178, $3,573,178, $3,387,237 and $3,416,224, respectively. Dividends are paid directly to the holder of the restricted Common Stock. Most of the foregoing values can be realized by the named executives if, and only if, they remain in the employ of the Company for the specified time period and the Company's stockholders realize the required total stockholder value during the specified time period. For the CEO, 25% of his January 1996 grant vests if, and only if, from the date of the grant total stockholder value increases by $405,672,387; an additional 35% vests if stockholders realize a total increase in value of $1,054,748,206; and the remaining 40% vests if stockholders realize a total increase in value of $1,687,597,130. For the CEO, 25% of his June 1996 grant vests if, and only if, from the date of the grant total stockholder value increases by $388,885,943; an additional 35% vests if stockholders realize a total increase in value of $972,214,859; and the remaining 40% vests if stockholders realize a total increase in value of $1,458,322,288. The other named executives realize similar vesting of their restricted Common Stock grants as described for the CEO. See the "Restricted Common Stock Long-Term Incentive Plans -- Awards in 1996" beginning on page 11 of this Proxy Statement for a description of the restricted Common Stock awards and the vesting requirements.

(6) The amount reflected for Mr. Wise also includes the market value of a one-time retention oriented restricted Common Stock grant of 100,000 shares, which began vesting on January 19, 1997 at the rate of 20% per year for five years.

(7) The amounts in this column for fiscal year 1996 represent the market value of Common Stock and/or cash paid as interim payout of performance units under the Company's 1995 Omnibus Compensation Plan. The interim payment was made in recognition of the Company's total stockholder return in relation to the that of its peer group of companies during the first two years of the performance period. The amounts in this column for fiscal year 1994 are payouts made with respect to performance share units granted under the Company's Omnibus Compensation Plan as a result of the early termination of the applicable performance cycle during fiscal year 1994 as a result of the termination of that Plan and the

     Company's desire to preserve its deduction for such compensation in light of Section 162(m) of the Internal Revenue Code (the "IRC"). No named executive received a long-term incentive plan payout from the Company during the fiscal year 1995.

(8) The compensation reflected in this column for fiscal year 1996 is comprised of Company contributions to the Company's Retirement Savings Plan, supplemental Company contributions under the Supplemental Benefits Plan and the above-market interest earned on deferred compensation. Specifically, these amounts for fiscal year 1996 were $3,647, $56,270 and $9,814 for Mr. Wise; $7,031, $13,641 and $2,183 for Mr. Austin; $7,406, $17,016 and $5,404
    for Mr. Baish; $7,290, $11,468 and $906 for Mr. Somerhalder; and $7,000, $9,591 and $3,959 for Mr. White, respectively.

STOCK OPTION GRANTS

     The following table sets forth the number of stock options granted at fair market value to each of the named executives during the fiscal year 1996. In satisfaction of applicable SEC regulations, the table further sets forth the potential realizable value of such stock options in the year 2006 (the expiration date of the stock options) at arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the full ten-year term of the stock options. As the table indicates, the annualized stock price appreciation of five and ten percent will result in stock prices in the year 2006 of approximately $51.11 and $81.38, respectively, for the January 1996 grant and approximately $56.60 and $90.13 for the June 1996 grant. The amounts shown in the table as potential realizable values for all stockholders' stock (approximately $1.1 billion and $2.8 billion for the January 1996 grant and approximately $1.2 billion and $3.1 billion for the June 1996 grant) represent the corresponding increases in the market value of 55,954,812 shares of the Company's Common Stock outstanding as of December 31, 1996. No gain to the named executives is possible. without an increase in stock price which will benefit all stockholders proportionately. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                             OPTION GRANTS IN 1996

                                                                             POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF STOCK
                                                                              PRICE APPRECIATION FOR OPTION TERM
                                      INDIVIDUAL GRANTS(1)                   -------------------------------------
                       ---------------------------------------------------
                                                                              IF STOCK PRICE      IF STOCK PRICE
                       NUMBER OF    % OF TOTAL                                 AT $51.11 AND       AT $81.38 AND
                       SECURITIES    OPTIONS                                      $56.60,             $90.13,
                       UNDERLYING   GRANTED TO                                 RESPECTIVELY,       RESPECTIVELY,
                        OPTIONS     EMPLOYEES      EXERCISE     EXPIRATION        IN 2006             IN 2006
         NAME          GRANTED(#)    IN 1996     PRICE ($/SH)      DATE           5% ($)              10% ($)
         ----          ----------   ----------   ------------   ----------   -----------------   -----------------
ALL STOCKHOLDERS'
  STOCK
  APPRECIATION........   N/A          N/A           N/A            N/A          $1,104,076,229      $2,797,945,937
                                                                                $1,222,841,401      $3,098,920,201
William A. Wise.......  270,000       14.38%       $31.3750      01/19/06       $    5,327,524      $   13,500,991
                        125,000       21.44%       $34.7500      06/19/06       $    2,731,761      $    6,922,819
H. Brent Austin.......   40,000        2.13%       $31.3750      01/19/06       $      789,263      $    2,000,147
                         20,000        3.43%       $34.7500      06/19/06       $      437,082      $    1,107,651
Richard Owen Baish....   40,000        2.13%       $31.3750      01/19/06       $      789,263      $    2,000,147
                         20,000        3.43%       $34.7500      06/19/06       $      437,082      $    1,107,651
John W. Somerhalder
  II..................   40,000        2.13%       $31.3750      01/19/06       $      789,263      $    2,000,147
                         20,000        3.43%       $34.7500      06/19/06       $      437,082      $    1,107,651
Britton White, Jr.....   40,000        2.13%       $31.3750      01/19/06       $      789,263      $    2,000,147
                         20,000        3.43%       $34.7500      06/19/06       $      437,082      $    1,107,651

---------------

(1) The first grant of stock options was made on January 19, 1996 at the fair market value on that date and will become exercisable at a rate of 20% (for the CEO) and 33 1/3% (for the other named executives) per year on the five- or three-year anniversaries of the grants, respectively. The second grant of stock options was made on June 19, 1996 at the fair market value on that date and will become exercisable at a rate of 20% on June 12, 1997, and 20% on June 19 of 1998, 1999, 2000, and 2001 for the CEO and 33 1/3% on June 12,
    1997, and 33 1/3% on June 19 of 1998 and 1999 for the other named executives. There were no SARs granted in 1996. Any unvested stock options become fully exercisable in the event of a "change in control" (see page 18 of this Proxy Statement for a description of the Company's 1995 Omnibus Compensation Plan and the term "change in control," and page 18 of this Proxy Statement for a description of the El Paso Energy Corporation Strategic Stock Plan and the term "change of control"). In the event total stockholder return equals or exceeds 130% for the first grant and 105% for the second grant of the indicated exercise price during a five year period or four and one-half year period, respectively, the named executives may exchange up to one-half for the CEO (with a maximum of 100,000 shares with respect to the first grant) and up to one-quarter for the other named executives of their options for an equivalent number of shares of Common Stock. Under the terms of the Company's 1995 Omnibus Compensation Plan and the El Paso Energy Corporation Strategic Stock Plan, the Compensation Committee may, in its sole discretion and at any time, change the vesting of the stock options. Further, stock options are subject to forfeiture and/or time limitations in the event of a termination of employment. Upon termination of employment for certain reasons, all stock options and SARs held by Mr. Wise vest immediately according to his letter agreement dated January 13, 1995 (as described on page 17 of this Proxy Statement).

N/A -- Not Applicable

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth information concerning option exercises and the fiscal year-end values of the unexercised stock options (and tandem SARS), provided on an aggregate basis, for each of the named executives.

                    AGGREGATED OPTION/SAR EXERCISES IN 1996
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                               OPTIONS/SARS                  OPTIONS/SARS
                           SHARES ACQUIRED    VALUE        AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)(2)
                             ON EXERCISE     REALIZED   ---------------------------   ---------------------------
          NAME                    #           ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   --------   -----------   -------------   -----------   -------------
William A. Wise..........           0        $      0     428,592        395,000      $10,498,634    $7,206,563
H. Brent Austin..........      15,106        $201,825      91,716         60,000      $ 2,271,851    $1,091,250
Richard Owen Baish.......      24,441        $548,882      65,400         60,000      $ 1,437,963    $1,091,250
John W. Somerhalder II...      11,334        $372,605      57,733         60,000      $ 1,195,014    $1,091,250
Britton White, Jr. ......      22,667        $467,507      46,400         60,000      $   835,900    $1,091,250

---------------

(1) The figures presented in this column have been calculated based upon the difference between the fair market value of each stock option/SAR on the date of exercise and its exercise price.

(2) The figures presented in these columns have been calculated based upon the difference between $50.6875, the fair market value of the Common Stock on December 31, 1996 for each in-the-money stock option/SAR, and its exercise price. Mr. Wise has tandem SARs attached to some of his stock options. If his stock options are exercised, the tandem SARs expire and vice versa. The exercise of a tandem SAR would have a market value equivalent to the exercise of a stock option.

LONG-TERM INCENTIVE AWARDS

  Performance Units

     The table on the following page provides information concerning long-term incentive awards of performance units ("PUs") under the Company's 1995 Omnibus Compensation Plan. The units granted vest equally per year over the indicated maturation performance period, at the end of which (or at an interim time) the Company's total stockholder return is compared to that of its peer group (comprised of those companies in the Standard & Poor's Natural Gas Index). If the Company's total stockholder return ranks in the first, second, third or fourth quartiles, the value of each unit is $150, $100, $50 and $0, respectively. The payouts will consist of Common Stock and cash. All the amounts shown are potential assumed amounts. While there can be no assurance that the Company will achieve the results that would lead to final payments under that plan, see Note 7 to the Executive Compensation Table for a discussion of the interim payment.

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1996

                                                                     ESTIMATED FUTURE PAYOUTS UNDER
                                                                       NON-STOCK PRICE-BASED PLANS
                                           PERIOD UNTIL   -----------------------------------------------------
                              NUMBER OF     MATURATION       BELOW
          NAME(1)            UNITS(#)(2)    OR PAYOUT     THRESHOLD($)   THRESHOLD($)   TARGET($)    MAXIMUM($)
          -------            -----------   ------------   ------------   ------------   ----------   ----------
John W. Somerhalder II......    2,175        3 years           $0         $  108,750    $  217,500   $  326,250
Britton White, Jr. .........    1,450        2 years           $0         $   72,500    $  145,000   $  217,500

---------------

(1) These grants were made to the specified named executives as additional incentive consistent with their increased job responsibilities. No other named executive officer received a grant of PUs during 1996.

(2) Each unit is assigned an initial value of $100, subject to adjustment based upon the Company's relative total stockholder value to the other companies in the Standard & Poor's Natural Gas Index group.

  Restricted Common Stock

     The following table provides information concerning incentive awards of restricted Common Stock made under the Company's 1995 Omnibus Compensation Plan and the El Paso Energy Corporation Strategic Stock Plan during 1996. The first grant reflected for each of the named executives was made in January and the second grant reflected for each of the named executives was made in June. The number of shares of restricted Common Stock will vest if, and only if, the named executive remains in the employ of the Company for the specified time period and the required increase in total stockholder return is achieved during such time periods.

                 LONG-TERM INCENTIVE PLANS -- AWARDS IN 1996(1)

                                                                 ESTIMATED FUTURE SHARES TO BE VESTED UNDER
                                      PERFORMANCE OR                      RESTRICTED STOCK GRANTS
                                       OTHER PERIOD    --------------------------------------------------------------
                          NUMBER OF       UNTIL             BELOW        THRESHOLD 1(2)   THRESHOLD 2(3)   MAXIMUM(4)
          NAME            SHARES(#)     MATURATION      THRESHOLD(#)          (#)              (#)            (#)
          ----            ---------   --------------   ---------------   --------------   --------------   ----------
William A. Wise..........  200,000      5 years               0              50,000          120,000        200,000
                           150,000     4.5 years              0              37,500           90,000        150,000
H. Brent Austin..........   45,000      5 years               0              18,000           31,500         45,000
                            15,000     4.5 years              0               6,000           10,500         15,000
Richard Owen Baish.......   45,000      5 years               0              18,000           31,500         45,000
                            15,000     4.5 years              0               6,000           10,500         15,000
John W. Somerhalder II...   45,000      5 years               0              18,000           31,500         45,000
                            15,000     4.5 years              0               6,000           10,500         15,000
Britton White, Jr. ......   45,000      5 years               0              18,000           31,500         45,000
                            15,000     4.5 years              0               6,000           10,500         15,000

---------------

(1) The thresholds in this table refer to the increase in total stockholder value that must be achieved in order for the shares of restricted Common Stock to meet the performance based vesting criteria.

(2) Threshold 1 represents an increase in total stockholder value of $405,672,387 for the January grant and $388,885,943 for the June grant.

(3) Threshold 2 represents an increase in total stockholder value of $1,054,748,206 for the January grant and $972,214,859 for the June grant.

(4) Maximum represents an increase in total stockholder value of $1,687,597,130 for the January grant and $1,458,322,288 for the June grant.

                                  PENSION PLAN

     Set forth below is a table describing the Company's Pension Plan in which the named executives, as well as other Company employees, may be entitled to participate. The following table lists current annual retirement benefits under the Pension Plan and the Company's Supplemental Benefits Plan (collectively, the "Plans") for the average annual earnings and years of credited service shown for a participant retiring at the normal retirement age of 65. Under the Pension Plan and applicable IRC provisions, compensation in excess of $150,000 cannot be taken into account and the maximum payable benefit in 1996 is $120,000. Any excess benefits otherwise accruing under the Pension Plan are payable under the Supplemental Benefits Plan.

     Estimated annual benefit levels under the Plans, based on earnings and years of credited service at the normal retirement age, are as follows:

                               PENSION PLAN TABLE

                                                         YEARS OF CREDITED SERVICE AT NORMAL RETIREMENT AGE
 FINAL AVERAGE                                          ----------------------------------------------------
PENSION EARNINGS                                            15            20            25            30
----------------                                        ----------    ----------    ----------    ----------
 $  200,000...........................................    $ 46,365      $ 61,820      $ 77,275      $ 92,730
 $  400,000...........................................    $ 94,365      $125,820      $157,275      $188,730
 $  600,000...........................................    $142,365      $189,820      $237,275      $284,730
 $  800,000...........................................    $190,365      $253,820      $317,275      $380,730
 $1,000,000...........................................    $238,365      $317,820      $397,275      $476,730
 $1,200,000...........................................    $286,365      $381,820      $477,275      $572,730
 $1,400,000...........................................    $334,365      $445,820      $557,275      $668,730
 $1,600,000...........................................    $382,365      $509,820      $637,275      $764,730
 $1,800,000...........................................    $430,365      $573,820      $717,275      $860,730

     Benefits which accrue under the Plans are based upon the gross salary amount, including base incentive bonus amounts, but excluding all commissions and other compensation or benefits of any kind (including risk premium restricted stock, as described on page 18 of this Proxy Statement). For the named executives, the amounts reflected in the Salary and Bonus columns of the "Summary Compensation Table" are considered to calculate benefits under the Plans. The Pension Plan formula for retirement at age 65 is 1.1% of the highest five-year average earnings, plus .5% of the highest five-year average earnings in excess of one-third of the FICA taxable wage base in effect during the year of termination, times the number of years of credited service up to a maximum of 30 years. There is no deduction for Social Security amounts paid; however, an early retirement supplement equal to 1% of the highest five-year average earnings up to one-third of the FICA taxable wage base in effect in the year of termination, times the number of years of credited service up to a maximum of 30 years, is payable from retirement until age 62. Both the basic benefit and the early retirement supplement are reduced by 2% for each year the participant's actual retirement date precedes the date the participant would have attained age 65, or the date the participant could have retired after attaining age 60 with 30 years of credited service, if earlier. Years of credited service under the Pension Plan at age 65 for Messrs. Wise, Austin, Baish, Somerhalder and White are 30, 30, 30, 30 and 25 (including 7 years of credited service pursuant to Mr. White's employment agreement, which is described on page 17 of this Proxy Statement), respectively.

     Effective January 1, 1997, the Company amended its noncontributory defined benefit pension plan to provide benefits determined by a cash balance formula. Participants were credited with an initial cash balance equivalent to accrued benefits on December 31, 1996. Cash balances are credited quarterly with a percentage of pay and interest earned on such balances. Participants receive the greater of the cash balance benefits or prior plan benefits (described above) accrued through December 31, 2001. Estimated annual benefits payable upon retirement at the normal retirement age for each of the named executives is reflected below (based on assumptions that each named executive receives no pay increases, receives maximum bonuses and cash balances are credited with interest at a rate of 3% per annum):

                                                              ESTIMATED
                                                               ANNUAL
                                                               BENEFIT
                                                              ---------
William A. Wise.............................................  $812,730
H. Brent Austin.............................................  $159,561
Richard Owen Baish..........................................  $262,585
John W. Somerhalder II......................................  $223,038
Britton White, Jr...........................................  $158,611

                       CUMULATIVE TOTAL STOCKHOLDER VALUE

     The following graph shows the changes in the value of $100 invested since March 12, 1992 (the date on which the Common Stock was initially offered to the public) for the Common Stock and since February 29, 1992 (the month-end date closest to the March 12, 1992 initial public offering date of the Common Stock) for the Standard & Poor's Natural Gas Index and the Standard & Poor's 500 Stock Index.

       COMPARISON OF ANNUAL CUMULATIVE TOTAL VALUES IN 1992, 1993, 1994,
            1995 AND 1996 FOR THE COMPANY, THE S&P NATURAL GAS INDEX
                          AND THE S&P 500 STOCK INDEX.

                                            ANNUAL CUMULATIVE TOTAL VALUES ($)
  CALENDAR YEAR   ---------------------------------------------------------------------------------------
      ENDED                       THE COMPANY                            S&P NATURAL GAS INDEX
  -------------   ------------------------------------------- -------------------------------------------
1992:
  December        $                                   167.6   $                               122.6
1993:
  December        $                                   200.4   $                               145.6
1994:
  December        $                                   176.1   $                               138.9
1995:
  December        $                                   173.9   $                               196.4
1996:
  December        $                                   315.7   $                               261.0

                       ANNUAL CUMULATIVE TOTAL VALUES ($)
  CALENDAR YEAR    -------------------------------------------
      ENDED                    S&P 500 STOCK INDEX
  -------------    -------------------------------------------
1992:
  December         $                                     108.3
1993:
  December         $                                     119.2
1994:
  December         $                                     120.7
1995:
  December         $                                     166.1
1996:
  December         $                                     204.3

     The annual values of each investment are based on the share price appreciation and assumes cash dividend reinvestment. The calculations exclude any applicable brokerage commissions and taxes. Cumulative total stockholder return from each investment can be calculated from the annual values given above.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive officer compensation program is administered and reviewed by the Compensation Committee. The Compensation Committee consists of Messrs. Allumbaugh, Gibbons and Love. The Compensation Committee has neither interlocks nor insider participation.

POLICIES AND MISSION

     The Compensation Committee has determined that the compensation program of executive officers should not only be adequate to attract, motivate and retain competent executive personnel, but should also be directly and materially related to the short-term and long-term operating performance and objectives of the Company. To achieve these ends, executive compensation (including base salary, year-end bonus, restricted stock awards, stock option grants and other long-term incentive awards) is, to a significant extent, dependent upon the Company's financial performance and the return on its Common Stock. However, to ensure that the Company is strategically and competitively positioned for the future, the Compensation Committee also has the discretion to attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, implementing capital improvements, expanding markets, pursuing growth opportunities and achieving other long-range business and operating objectives.

     In order to determine appropriate levels of executive compensation, the Compensation Committee periodically conducts a thorough competitive evaluation, reviews proprietary and proxy information, and consults with and receives advice from an independent compensation consulting firm. The Compensation Committee also considers relevant industry and market changes when evaluating the Company's performance and each individual executive's performance. The independent consulting firm provides data and information that compares the Company with a peer group of companies. Such peer group consists of most of those companies included in the S&P Natural Gas Index (reflected in the Performance Graph found on page 13 of this Proxy Statement) and certain additional companies which the consulting firm and the Compensation Committee believe represent the Company's most direct competition for executive talent.

     A primary mission of the Compensation Committee is to ensure that each executive officer's compensation is directly related to the performance of the Company and its Common Stock and the performance of the individual executive officer. Toward that end, the Compensation Committee has established an executive compensation program with a strong performance-based orientation. In particular, the Compensation Committee has determined, in consultation with the independent consulting firm, that the long-term incentive awards for executive officers, including the CEO, should be targeted in the top one-half of the peer group, tied directly to the performance of the Company's Common Stock and should consist of approximately 50% in stock options and 50% in PUs. With respect to cash compensation, the base salary of executive officers is targeted at or near the 50th percentile of the peer group (described above). Total cash compensation under the Company's current plans can reach approximately the 90th percentile of such peer group with year-end incentive bonuses ranging from 0% to 100% of base salary for the CEO and the other named executive officers. The Compensation Committee determines what percentage bonus will be awarded based upon both the Company's and the individual executive's performance vis-a-vis objectives established each year. Mr. Wise's employment agreement, as described on page 17 of this Proxy Statement, does not affect the amount of his compensation. Mr. Wise's compensation and benefits are determined under Company plans and programs in effect from time to time in accordance with the policies described above. However, the Company entered into a letter agreement with Mr. Wise in January 1995 as a result of the CEO's election to have all incentive awards payable in shares of restricted Common Stock. As a result of the stock-based compensation plan discussed below, Mr. Wise's employment agreement was amended to establish an illustrative base salary for certain of the Company's benefits and welfare plans. See page 17 of this Proxy Statement for a description of the letter agreement and the employment agreement with Mr. Wise. None of the other named executives received compensation governed or affected by employment agreements.

     Section 162(m) of the IRC ("Section 162(m)") was enacted in 1993 and generally affects the Company's federal income tax deduction for compensation paid to the Company's CEO and four other highest paid executive officers. To the extent compensation is "performance-based" within the meaning of Sec-tion 162(m), the Section's limitations will not apply. In 1995, the Board of Directors adopted, and the stockholders approved, certain Company compensation plans which were structured to qualify as performance-based compensation under
Section 162(m). In addition to requiring and encouraging stock ownership by Company executives, these plans are designed to allow the Compensation Committee to provide appropriate compensation when certain performance goals have been achieved. The Compensation Committee awards under these plans during 1996 are intended to qualify as with the performance-based compensation under by Section 162(m).

     On January 19, 1996, the Compensation Committee, based upon the recommendation of the Company's independent executive compensation consultant, among other things, decided that it was in the best interest of the Company to revise the executive compensation arrangements for the CEO to completely align his compensation with the interests of the Company's stockholders by replacing his salary with a long-term incentive in the form of restricted Common Stock (the majority of which will not vest unless certain performance measures are attained and, in that event, only after a certain specified time) and a grant of stock options. As a result, the CEO's base salary is eliminated for five years starting February 1, 1996 and his 1996 annual bonus was reduced by one-half.

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee reviewed the Company's 1996 financial performance targets (consisting of income, earnings, return, cash flow and cost reduction objectives) and the Company's 1996 non-financial goals consisting of regulatory matters (primarily Federal Energy Regulatory Commission and other regulatory filings, approvals and settlements); operating matters (primarily safety goals); growth opportunities (primarily the acquisition of Tenneco Inc. and Cornerstone Natural Gas, Inc. and the exploration of acquisition opportunities in non-regulated areas, achievement of substantial progress towards construction of Samalayuca and Aguaytia projects, and attainment of targeted gas sales volumes), and organizational matters (strategic implementation of the Company wide reengineering plan), and this Committee hereby certifies that this Company has attained the necessary performance goals for the 1996 performance period to make incentive awards under the Company's 1995 Incentive Compensation Plan. Although the attainment of all performance targets is not required, all such performance is evaluated to determine the maximum incentive award opportunity in a given year and the incentive awards actually made. The Compensation Committee does not assign relative weights to each of the factors and criteria used in determining executive compensation. Moreover, publication of sensitive and proprietary quantifiable targets and other specific goals for the Company and CEO established and applied each year could adversely affect the Company.

     The Compensation Committee, in consultation with the independent consulting firm, applied the information and performance factors for 1996 to determine the appropriate compensation for the CEO. The CEO's accomplishments during 1996 resulted in one of the most successful years in the Company's history. Specifically, the reengineering program commenced in late 1995 and completed in the spring of 1996 resulted in very substantial annualized cost reductions. These savings, coupled with an innovative rate case settlement negotiated with the Company's customers, resolved the potentially material negative impact of future transportation contract expirations and provided stability for the Company's future earnings. This stability and the resulting substantial increase in the value of the Company's stock, enabled the Company to make the successful bid to acquire Tenneco Inc. Immediately following execution of definitive merger agreements but before closing, the CEO initiated programs to resolve major, long-standing issues that had negatively impacted the value of Tenneco Inc., including litigation involving obligations to sell gas in excess of market prices and on-going disagreements between Tennessee Gas Pipeline Company and its customers over the recoverability of such over-market gas purchase costs. By immediately addressing and substantially resolving such issues, the CEO created even greater stockholder value, reflected in the record high prices for the Common Stock at the end of 1996.

     In 1996, the CEO provided exceptional leadership for the Company through the completion of the Tenneco Inc. and Cornerstone Natural Gas, Inc. acquisitions. The importance of the CEO's ability to fulfill this strategic role is reflected in part through significant appreciation in stockholder value. Having reviewed the contribution that the CEO made to the Company's performance in 1996, the Compensation Committee believed that he continues to demonstrate the motivational, planning and leadership qualities that the executive compensation program was designed to foster and reward.

     In recognition of the CEO's overall performance and his responsibility for the Company's truly exceptional successes during 1996, the Compensation Committee determined that he should receive the highest rating available, and awarded him the maximum incentive bonus available under the incentive award opportunity discussed above (100% of illustrative base salary, but reduced as discussed above). In addition, the Compensation Committee awarded the CEO a special one-time cash incentive (equal to 100% of illustrative base salary) in recognition of his personal contribution to the outstanding increase in stock value that benefited all stockholders during 1996.

     In support of the Compensation Committee's long-term mission to provide competitive compensation incentives to retain and motivate executive officers, in recognition of his relinquishment of his base salary in January 1996, and in recognition of the substantial accomplishments discussed above, the CEO was granted 270,000 stock options and 300,000 shares of restricted Common Stock (the majority of such restricted Common Stock vests only upon the attainment of certain performance goals, and upon the expiration of five years from the date of grant). In addition, the CEO was granted 125,000 stock options and 150,000 shares of restricted Common Stock (which vests upon the attainment of certain performance goals, and upon the expiration of four and one-half years from the date of grant) in recognition of the execution of definitive merger agreements, and subject to the successful acquisition of Tenneco Inc. The number of options and shares of restricted Common Stock granted to the CEO and other executives during 1996 was determined in accordance with the targets and formulas recommended by the Company's independent consulting firm, as described in more detail above. As a result of the CEO's increased responsibilities for a significantly larger Company, the Compensation Committee adjusted the CEO's illustrative base salary to $850,000 effective at the time of the merger (though not paid to the CEO, the illustrative salary is used to determine other Company benefits), determined in consultation with the independent consulting firm. In accordance with the Company's 1995 Omnibus Compensation Plan and the 1995 grant of Performance Units thereunder, the Compensation Committee determined that the Company's relative ranking position compared to the other companies in the peer group was in the second quartile, and accordingly authorized the interim payment of one-half of vested PUs for the CEO.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

     The Compensation Committee, in consultation with the independent consulting firm, applied the information and performance factors outlined above in reviewing and approving the compensation of the Company's other executive officers. This process resulted in a determination that, based upon individual performance and their significant individual contributions to overall Company performance during the fiscal year 1996, each executive officer should be awarded the maximum incentive bonus available under the incentive award opportunity discussed above (100% of base salary for the other executive officers). In addition, the Compensation Committee awarded the other named executives a special one-time cash bonus (equal to 100% of base salary) in recognition of the exceptional accomplishments made during 1996, as described above. Stock options and shares of restricted Common Stock were granted in 1996 to certain executive officers to provide continuing incentives for future performance. The number of options and shares of restricted Common Stock granted to such executives was determined in accordance with the targets and formulas recommended by the Company's independent consulting firm, as described in more detail above. In addition, a grant of stock options and restricted Common Stock was made as an incentive for, and subject to, the successful acquisition of Tenneco Inc. Base salaries were adjusted, effective at the time of the merger, to reflect the increased responsibilities of the other executive officers as a result of the Company's increased size. In accordance with the Company's 1995 grant of PUs (discussed above), the other executive officers received an interim payment, consisting of part Common Stock and part cash.

          THE 1996 COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Byron Allumbaugh                James F. Gibbons                  Ben F. Love
   (Member)                         (Member)                      (Chairman)

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

     The Company entered into an employment agreement with Mr. Wise. The term of the agreement is three years from its initial effective date (July 31, 1992) and is automatically renewed at the end of every month (re-establishing a three-year term on the first of each month), unless either party notifies the other that it elects not to extend the term of the agreement. Mr. Wise's compensation and benefits are determined under Company plans and programs in effect from time to time. If Mr. Wise's employment is terminated involuntarily, without cause, or is voluntarily terminated by Mr. Wise for "good reason" (as defined in the Severance Plan, which is discussed below), Mr. Wise will receive his salary, bonus (equal to fifty percent of the maximum bonus opportunity in effect at the time of termination, but not less than fifty percent of annual salary) and benefits through the end of the term of the employment agreement. Unless termination follows a "change in control" (as defined in the Severance Plan), any continued salary, bonus or benefits (not including defined benefit pension plan payments) will be reduced by comparable compensation from subsequent employment. If Mr. Wise's employment is terminated because of death, involuntary termination for cause or is voluntarily terminated by Mr. Wise other than for "good reason," Mr. Wise's right to receive his salary shall terminate on the date of termination of his employment and his right to receive benefits will be determined according to the terms of the Company's applicable plans. Mr. Wise will also be entitled to pension benefits under the terms of the Company's Supplemental Benefits Plan, but based on one additional year of "age" and "service" credit for each year of the term. Upon termination of his employment, this benefit will be funded through a trust. If Mr. Wise's employment is terminated prior to the end of the term, other than as a result of either a "change in control" of the Company or his voluntary termination of the agreement for "good reason" pursuant to six months prior written notice to the Company of such termination, Mr. Wise will be subject to a noncompetition provision through the end of the term. Any compensation and benefits received by Mr. Wise under the Severance Plan will offset obligations of a similar nature under Mr. Wise's employment agreement. The Company entered into a letter agreement with Mr. Wise dated January 13, 1995, which provides that in the event of termination of Mr. Wise's employment due to death, retirement, permanent disability, any other involuntary termination without cause or any other voluntary termination for good reason, the restriction period for restricted Common Stock held by Mr. Wise shall lapse and all restrictions thereon shall end (but only to the extent the performance targets have been achieved on the performance based restricted Common Stock), and unvested stock options shall become immediately exercisable, subject to applicable law, for a period of thirty-six months, unless such stock options expire sooner in accordance with their terms. In order to squarely align the CEO's compensation with the interests of the Company's stockholders, the Compensation Committee replaced his salary with a long-term incentive in the form of restricted Common Stock (the majority of which will not vest unless certain performance measures are attained and, in that event, only after a certain specified time) and a grant of stock options. As a result, Mr. Wise's employment agreement was amended to establish an illustrative base salary for certain of the Company's benefits and welfare plans, effective February 1, 1996.

     The Company entered into a letter agreement with Mr. White dated February 22, 1991, which provides that Mr. White is entitled to additional years of credited service with respect to pension benefits which are payable under the Company's Supplemental Benefits Plan if he remains employed with the Company until the specified age set forth in his letter agreement.

     The Company has a Key Executive Severance Protection Plan (the "Severance Plan") which provides severance benefits following a "change in control" (as defined below) of the Company for all officers of the Company and certain of its subsidiaries in an amount equal to three times annual salary, including maximum bonus amounts as specified in the plan. The Severance Plan also provides for the continuation of life and health insurance for a period of 18 months subsequent to a participant's termination of employment following a "change in control" of the Company, as well as a supplemental pension payable under the Company's Supplemental Benefits Plan calculated by adding three years of additional credited pension service and certain other benefits. Benefits are payable under the Severance Plan for any termination of employment within two years of the date of a "change in control" of the Company, except where termination is by reason of death, disability, for cause or instituted by the employee for other than "good reason." The Severance Plan provides that certain additional payments will be made to terminated participants following a "change in control" of the

Company if the participant's payments are subjected to a specified adverse excise tax. The Severance Plan also provides that the Company will pay legal fees and expenses incurred by a participant to enforce rights or benefits under the plan. For purposes of the plan, a "change in control" of the Company is deemed to occur if (a) any person or entity becomes the beneficial owner of 20% or more of the Company's outstanding voting securities, (b) any person or entity purchases the Common Stock pursuant to a tender offer or exchange offer, other than a tender offer or exchange offer made by the Company, (c) the stockholders of the Company approve a merger or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company, or (d) there occurs an unapproved change in the constitution of the majority of the Board of Directors of the Company within a two-year period. Notwithstanding the foregoing, a "change in control" will not be deemed to have occurred if the Company is involved in a merger, consolidation or sale of assets which is in connection with a corporate restructuring wherein stockholders of the Company immediately before such transaction own at least 80% of the combined voting power of all outstanding classes of securities of the company resulting from such transaction in substantially the same proportion as their ownership in the Company immediately prior to such transaction.

     The Company's 1995 Omnibus Compensation Plan provides that stock options, SARS, limited stock appreciation rights ("LSARs"), PUs and restricted stock may be granted to officers and key employees of the Company and its subsidiaries. The Plan Administrator (as defined in the plan) determines which employees are eligible to participate, the amount of any grant and the terms and conditions (not otherwise specified in the plan) of such grant. Pursuant to the terms of the plan, if a "change in control" of the Company occurs, all outstanding stock options become fully exercisable, SARs and LSARs become immediately exercisable, designated amounts of PUs become fully vested and all restrictions placed on awards of restricted Common Stock automatically lapse. For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan.

     The Company's Omnibus Compensation Plan, which is the predecessor plan to the Company's 1995 Omnibus Compensation Plan, provided for the grant of stock options, SARS, LSARS, performance share units and restricted Common Stock to officers and key employees of the Company and its subsidiaries. Although this plan has been terminated with respect to any new grants, certain stock options and SARs remain outstanding thereunder. Pursuant to the terms of the plan, if a "change in control" of the Company occurs, all outstanding stock options become fully exercisable and SARs become immediately exercisable. For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan, except that the definition does not include the exclusion dealing with mergers, consolidations or sales of assets of the Company in connection with a corporate restructuring of the Company.

     Under the Company's 1995 Incentive Compensation Plan, awards of cash and/or shares of restricted Common Stock may be granted to eligible officers of the Company and its subsidiaries. The amount of awards available (subject to a plan maximum and as established by the Plan Administrator (as defined in the plan) per participant annually) and the performance goals upon which the awards are contingent are determined by the Plan Administrator. Depending upon the participant's position and the terms of the grant, each participant is required to take between 25% and 100% of the incentive award in shares of restricted Common Stock, but may elect to receive the entire incentive award in shares of restricted Common Stock. A participant who receives any shares of restricted Common Stock shall receive additional shares of restricted Common Stock of an equal amount because the participant bears the risk of forfeiture, price fluctuation and other attendant risks during the period in which the restrictions apply ("risk premium restricted stock"). Pursuant to the terms of the plan, if a "change in control" of the Company occurs, the current year's maximum incentive award for each officer (with a maximum of 100% of the participant's annual salary) becomes fully payable within 30 days following such "change in control." For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan.

     The El Paso Energy Corporation Strategic Stock Plan provides that stock options, SARS, LSARs and shares of restricted Common Stock may be granted to officers and key employees of the Company and its subsidiaries in connection with the Company's strategic acquisitions. The Plan Administrator (as defined in the plan) determines which employees are eligible to participate, the amount of any grant and the terms and conditions (not otherwise specified in the plan) of such grant. Pursuant to the terms of the plan, if a "change in control" of the Company occurs, all outstanding stock options become fully exercisable, SARs and LSARs become immediately exercisable and all restrictions placed on awards of restricted Common Stock automatically lapse. For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan.

     The Company's Supplemental Benefits Plan provides benefits to officers and key employees of the Company and its subsidiaries. The benefits equal the amount that a participant failed to receive under the Company's Pension Plan because the Pension Plan does not consider deferred compensation (whether in deferred cash or deferred restricted Common Stock) for purposes of calculating benefits and is subject to IRS limitations on the amount of compensation to be considered when calculating benefits and on the amount of benefits that can be paid to a participant. The plan also provides an additional benefit equal to the amount of the Company's matching contribution to the Company's Retirement Savings Plan that cannot be made because of deferred compensation and IRS limitations. The plan may not be terminated so long as the Pension Plan and/or Retirement Savings Plan remain in effect. The Management Committee (as defined in the plan) designates who may participate and administers the plan. Benefits under the Company's Supplemental Benefits Plan are paid upon termination of employment in a lump-sum payment, in annuity or in periodic installments. In the event of a "change in control," the supplemental pension benefits become fully vested and nonforfeitable. For purposes of the plan, the term "change in control" has the same meaning given such term in the Severance Plan.

     The Company's Deferred Compensation Plan allows eligible executives and key management employees of the Company and its subsidiaries to defer all or a portion of their base salaries and any other deferrals made in accordance with certain of the Company's compensation plans. The Management Committee (as defined in the plan) designates the executives and key management employees who may participate. Amounts deferred are payable upon termination of employment in a lump-sum payment or in periodic installments, except that the Management Committee may, in its discretion, accelerate payments. Any amounts deferred bear interest at a rate based on an index specified by the Management Committee.

     The Company has a Senior Executive Survivor Benefits Plan which provides certain senior executives of the Company and its subsidiaries, who are designated by the Management Committee (as defined in the plan), with survivor benefit coverage in lieu of the coverage provided generally for employees under the Company's group life insurance plan. The amount of benefits provided, on an after-tax basis, is two and one-half times the executive's annual salary. Benefits are payable in installments over 30 months beginning within 31 days after the executive's death, except that the Management Committee may, in its discretion, accelerate payments.

PROPOSAL NO. 2 -- RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS
                  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors desires to obtain stockholder ratification of the resolution appointing Coopers & Lybrand L.L.P., 1100 Louisiana, Suite 4100, Houston, Texas 77002, as independent certified public accountants for the Company for the fiscal year 1997. Coopers & Lybrand has served continuously in such capacity for the Company since 1983.

     If the appointment is not ratified, the adverse vote will be considered as an indication to the Board of Directors that it should select other independent certified public accountants for the following fiscal year. Given the difficulty and expense of making any substitution of accountants after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year 1997 will be permitted to stand unless the Board of Directors finds other good reason for making a change.

     A representative from Coopers & Lybrand will attend the Annual Meeting to respond to appropriate questions raised during the Annual Meeting or submitted to Coopers & Lybrand in writing prior to the Annual Meeting, and to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR 1997.

                              COST OF SOLICITATION

     The cost of preparing, printing and mailing this Proxy Statement and the accompanying proxy card, and the cost of solicitation of proxies on behalf of the Company's Board of Directors will be borne by the Company. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders at an estimated fee of $10,000, plus reimbursement of out-of-pocket expenses. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by Georgeson & Company Inc. Brokerage houses and other custodians and nominees will be asked whether other persons are beneficial owners of the shares of Common Stock which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Common Stock.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Annual Meeting. If, however, any other matters should come before the Annual Meeting all proxies which have been signed and returned without further instruction will give the persons designated thereon discretionary authority to vote according to their best judgment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors, certain officers and persons holding more than 10% of a registered class of the Company's equity securities to file reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Directors, certain officers and greater than 10% stockholders are also required by SEC regulations to furnish the Company with copies of all such reports that they file. Based on the Company's review of copies of such forms provided to it, the Company believes that all filing requirements were complied with during the fiscal year ended December 31, 1996, except for one transaction on a Form 4 which was filed late by Mr. Thomas E. Ricks, a former vice president of the Company.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for inclusion in the Proxy Statement to be issued in connection with the Company's 1998 Annual Meeting of Stockholders must be mailed to the Corporate Secretary, El Paso Natural Gas Company, 1001 Louisiana, Houston, Texas 77002, and must be received by the Corporate Secretary on or before November 14, 1997. The Company will consider only proposals meeting the requirements of applicable SEC rules.

                                 ANNUAL REPORT

     A copy of the Company's 1996 Annual Report to Stockholders is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of such Annual Report may obtain one by writing or calling Ms. Stacy J. James, Corporate Secretary, El Paso Natural Gas Company, 1001 Louisiana, Houston, Texas 77002, telephone (713) 757-4561.

                                             By Order of the Board of Directors

                                                     /s/ STACY J. JAMES
                                                       STACY J. JAMES
                                                    Corporate Secretary

Houston, Texas
March 14, 1997

                      SOLICITED BY THE BOARD OF DIRECTORS
                         EL PASO NATURAL GAS COMPANY,
                 DOING BUSINESS AS EL PASO ENERGY CORPORATION,

                        ANNUAL MEETING OF STOCKHOLDERS

                                APRIL 22, 1997


     The undersigned hereby appoints William A. Wise and Britton White, Jr., and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of El Paso Natural Gas Company, doing business as El Paso Energy Corporation, held of record by the undersigned on February 24, 1997, at the Annual Meeting of Stockholders to be held at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas on April 22, 1997, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for Director should be unavailable to serve for election, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposals 1 and 2.

                                                                    SEE REVERSE
(IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)                    SIDE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of Directors.

NOMINEES: Bryon Allumbaugh, Peter T. Flawn, Eugenio Garza Laguera,
          James F. Gibbons, Ben F. Love, Kenneth L. Smalley,
          Malcolm Wallop, William A. Wise.

                      FOR                      WITHHOLD
                 ALL NOMINEES [ ]      [ ] AUTHORITY TO VOTE
                 LISTED ABOVE              FOR ALL NOMINEES
                                             LISTED ABOVE

[ ] ___________________________________
For all nominees except as noted above

                                                         FOR    AGAINST  ABSTAIN
2. Ratification of the appointment of Coopers &          [ ]      [ ]       [ ]
   Lybrand L.L.P. as Independent Certified Public
   Accountants of the Company for fiscal year 1997.

                      MARK HERE              MARK
                     FOR ADDRESS           HERE FOR
                     CHANGE AND   [ ]      COMMENTS  [ ]
                     NOTE AT LEFT

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

Signature:                                                   Date:
          --------------------------------------------------      -------------

                       CONFIDENTIAL VOTING INSTRUCTIONS
                         EL PASO NATURAL GAS COMPANY,
                doing business as EL PASO ENERGY CORPORATION,
               ANNUAL MEETING OF STOCKHOLDERS - APRIL 22, 1997
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



TO:  BANKERS TRUST COMPANY, TRUSTEE UNDER EL PASO
     NATURAL GAS COMPANY BENEFITS PROTECTION TRUST

The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of Common Stock of El Paso Natural Gas Company, doing business as El Paso Energy Corporation, credited to my account under the referenced Plan at the close of business on February 24, 1997, the record date, at the Annual Meeting of Stockholders to be held at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas, on April 22, 1997, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the meeting, including substitute nominees if any of the named nominees for Director should be unavailable to serve, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement.

If this proxy is completed, dated, signed and returned in the accompanying envelope to the trustee by April 14, 1997, the shares of stock represented by this proxy will be voted in the manner directed herein by the undersigned. If this proxy is returned to the trustee without direction being given, this proxy will be voted FOR Proposals 1 and 2.

1.  Election of Directors.              PLEASE MARK YOUR CHOICE LIKE THIS [X]
                                        IN DARK INK AND SIGN AND DATE BELOW

[ ]  VOTE FOR ALL                      [ ]  WITHHOLD FROM
     (except as marked [X] to the           VOTING FOR ALL
     contrary below)

     [ ] Byron Allumbaugh       [ ] James F. Gibbons    [ ] Kenneth L. Smalley

     [ ] Peter T. Flawn         [ ] Ben F. Love         [ ] Malcolm Wallop

     [ ] Eugenio Garza Laguera                          [ ] William A. Wise

2.  Ratification of the appointment of          For        Against      Abstain
    Coopers & Lybrand L.L.P. as Independent     [ ]          [ ]          [ ]
    Certified Public Accountants of the
    Company for fiscal year 1997.

                                                 If acting as attorney,
                                                 executor, trustee or in other
                                                 representative capacity, sign
                                                 name and title. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership name
                                                 by authorized person.

                                                 IMPORTANT:  Please mark, sign,
                                                 date, and return this proxy
                                                 card promptly using the
                                                 enclosed envelope.

Shares held as of
January 31, 1997.                                ------------------------------
                                                 SIGNATURE


                                                 ------------------------------
                                                 DATE

                       CONFIDENTIAL VOTING INSTRUCTIONS
                         EL PASO NATURAL GAS COMPANY,
                 DOING BUSINESS AS EL PASO ENERGY CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS - APRIL 22, 1997
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS





TO: BANKERS TRUST COMPANY, TRUSTEE UNDER EL PASO ENERGY CORPORATION RETIREMENT SAVINGS PLAN

The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of Common Stock of El Paso Natural Gas Company, doing business as El Paso Energy Corporation, credited to my account under the referenced Plan at the close of business on February 24, 1997, the record date, at the Annual Meeting of Stockholders to be held at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas on April 22, 1997, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the meeting, including substitute nominees if any of the named nominees for Director should be unavailable to serve, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement.

If this proxy is completed, dated, signed and returned in the accompanying envelope to the trustee by April 14, 1997, the shares of stock represented by this proxy will be voted in the manner directed herein by the undersigned. If this proxy is returned to the trustee without direction being given, this proxy will be voted FOR Proposals 1 and 2.

1.  Election of Directors.              PLEASE MARK YOUR CHOICE LIKE THIS [X]
                                        IN DARK INK AND SIGN AND DATE BELOW

[ ]  VOTE FOR ALL                      [ ]  WITHHOLD FROM
     (except as marked [X] to the           VOTING FOR ALL
     contrary below)

     [ ] Byron Allumbaugh       [ ] James F. Gibbons    [ ] Kenneth L. Smalley

     [ ] Peter T. Flawn         [ ] Ben F. Love         [ ] Malcolm Wallop

     [ ] Eugenio Garza Laguera  [ ] William A. Wise

2.  Ratification of the appointment of          For        Against      Abstain
    Coopers & Lybrand L.L.P. as Independent     [ ]          [ ]          [ ]
    Certified Public Accountants of the
    Company for fiscal year 1997.

                                                 If acting as attorney,
                                                 executor, trustee or in other
                                                 representative capacity, sign
                                                 name and title. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership name
                                                 by authorized person.

                                                 IMPORTANT:  Please mark, sign,
                                                 date, and return this proxy
                                                 card promptly using the
                                                 enclosed envelope.



Shares held as of January 31, 1997.              ------------------------------
                                                 SIGNATURE



                                                 ------------------------------
                                                 DATE